                                                                       EXHIBIT 3

                      SECOND AMENDMENT TO RIGHTS AGREEMENT

       This Second Amendment dated as of August 2, 2003 (this "AMENDMENT") is between Mercator Software, Inc., a Delaware corporation (the "COMPANY"), and The Bank of New York, a New York banking corporation, as rights agent (the "RIGHTS AGENT")

                                    RECITALS

       The Company (then known as TSI International Software Ltd.) and the Rights Agent entered into a Rights Agreement dated as of September 2, 1998, as amended by the First Amendment thereto dated as of January 8, 2003 (collectively, the "RIGHTS AGREEMENT").

       The Company intends to enter into an Agreement and Plan of Merger with Ascential Software Corporation, a Delaware corporation ("PARENT"), and Greek Acquisition Corporation, a Delaware corporation and a wholly-owed subsidiary of Parent ("SUB").

       The Company has been advised that Ernest E. Keet, Roy C. King, Constance
F. Galley, James P. Schadt, Dennis G. Sisco, Mark C. Stevens, Michael E. Lehman, Kenneth J. Hall, David S. Linthicum, Mark W. Register, Thracy Varvoglis, Jill M. Donohoe, Michael Collins, David L. Goret,, Ron Smith, and Greg O'Brien intend to enter into a Stock Tender Agreement with Parent and Sub.

       The Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 27 of the Rights Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

                                    AGREEMENT

       The parties agree as follows:

       1. AMENDMENT TO DEFINITION OF ACQUIRING PERSON. Section 1(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

       "Notwithstanding anything to the contrary in this Agreement: (A) neither Parent, Sub nor any of their respective existing or future Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of (x) the execution and delivery of the Ascential Merger Agreement or the Common Stock Option Agreement; (y) the acquisition of Common Shares of the Company (including the conversion of shares of Common Stock of Sub into Common Shares or other Common Stock of the Company) pursuant to the Ascential Merger Agreement or the Common Stock Option Agreement; or (z) the consummation of the other transactions contemplated in the Ascential Merger Agreement (including, without limitation, the consummation of the Offer and/or the Merger (each as defined in the Ascential Merger Agreement) or the Common Stock Option Agreement; and (B) neither Parent, Sub, Ernest E. Keet, Roy C. King, Constance F. Galley, James P. Schadt, Dennis G. Sisco, Mark C. Stevens, Michael E. Lehman, Kenneth J. Hall, David S. Linthicum, Mark W. Register, Thracy Varvoglis, Jill M. Donohoe, Michael Collins, David L. Goret,, Ron Smith, and Greg O'Brien nor any of their respective Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of (x) the execution and delivery of the Stock Tender Agreement; (y) the acquisition of Common Shares of the Company pursuant to the Stock Tender Agreement; or (z) any actions taken or effected pursuant to the Stock Tender Agreement (each of the events set forth in the foregoing clauses
(A) and (B), an "EXEMPT EVENT").

       2. NEW DEFINITIONS. Section 1 of the Rights Agreement is hereby amended to add the following defined terms at the end thereof:

       "(r)   "ASCENTIAL MERGER AGREEMENT" shall mean the Agreement and Plan of
Merger dated as of August 2, 2003, by and among the Company, Ascential Software Corporation, a Delaware corporation ("PARENT"), and Greek Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("SUB") (as it may be amended or supplemented from time to time)."

       "(s)   "COMMON STOCK OPTION AGREEMENT" shall mean the Common Stock Option
Agreement dated as of August 2, 2003, by and among the Company, Parent and Sub (as it may be amended or supplemented from time to time)."

       "(t)   "EXEMPT EVENT" shall have the meaning set forth in Section 1(a)
hereof."

       "(u)   "PARENT" shall have the meaning set forth in Section 1(r) hereof."

       "(v)   "STOCK TENDER AGREEMENT" shall mean the Stock Tender Agreement dated as of August 2, 2003 among Parent, Sub, Ernest E. Keet, Roy C. King, Constance F. Galley, James P. Schadt, Dennis G. Sisco, Mark C. Stevens, Michael
E. Lehman, Kenneth J. Hall, David S. Linthicum, Mark W. Register, Thracy Varvoglis, Jill M. Donohoe, Michael Collins, David L. Goret,, Ron Smith, and Greg O'Brien (as it may be amended or supplemented from time to time)."

       "(w)   "SUB" shall have the meaning set forth in Section 1(r) hereof."

       3. AMENDMENT TO SECTION 3(A). Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

       "Notwithstanding anything to the contrary in this Agreement, none of a Shares Acquisition Date, a Distribution Date, or any other separation of Rights from the underlying Common Shares shall be deemed to have occurred solely by virtue of an Exempt Event."

       4. AMENDMENT TO SECTION 7(A). Section 7(a) of the Rights Agreement is hereby amended by (a) replacing clause (i) thereof with the following (and Exhibit B to the Rights Agreement shall be deemed amended accordingly):

   "(i) the earlier of: (x) the Close of Business on September 2, 2008; and (y) the time immediately prior to the Effective Time (as defined in the Ascential Merger Agreement) (the earlier to occur of (x) and (y), the "FINAL EXPIRATION DATE"). The Company agrees to promptly notify the Rights Agent after the occurrence of the Effective Time stating that the Final Expiration Date has occurred."

and (b) adding the following sentence at the end thereof:

       "Notwithstanding anything to the contrary in this Agreement, no Exempt Event shall be deemed to be an event that causes the Rights to become exercisable pursuant to the provisions of this Section 7 or otherwise."

       5. AMENDMENT TO SECTION 11. Section 11 of the Rights Agreement is hereby amended to add the following sentence at the end of the first sentence thereof:

       "Notwithstanding anything to the contrary in this Agreement, no Exempt Event shall be deemed to be an event of the type described in this Section 11 or to cause the Rights to be adjusted or become exercisable in accordance with this
Section 11."

       6. AMENDMENT TO SECTION 13. Section 13 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

       "Notwithstanding anything to the contrary in this Agreement, no Exempt Event shall be deemed to be an event of the type described in this Section 13 or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 13 or otherwise to be subject to any restrictions contained in this
Section 13."

       7. AMENDMENT TO SECTION 29. Section 29 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

       "Notwithstanding the foregoing, nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedy or claim under this Agreement in connection with any Exempt Event."

       8. MISCELLANEOUS. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. The amendments to the Rights Agreement set forth herein shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same instrument. Headings of the several Sections of the Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within such State without giving effect to conflict of laws principles; PROVIDED, HOWEVER, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                      [The next page is the signature page]

       The parties hereto have executed and delivered this Second Amendment as of the date first written above.

                                            MERCATOR SOFTWARE, INC.


                                            By:   /s/ Roy C. King
                                               ---------------------------------
                                                  Name:  Roy C. King
                                                  Title:  Chairman of the Board,
                                                    Chief Executive Officer and
                                                    President


                                            THE BANK OF NEW YORK,
                                            as Rights Agent

                                            By:   /s/ Joe Varca
                                               ---------------------------------
                                                  Name: Joe Varca
                                                  Title: Vice President



                                       S-1